UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2014

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 1, 2014, NeoPhotonics Corporation (the “Company”) entered into a Consent (the “Consent”) relating to that certain Revolving Credit and Term Loan Agreement (the “Credit Agreement”), dated as of March 21, 2013, with Comerica Bank, as Administrative Agent and Lead Arranger (the “Agent”), and the lenders from time to time party thereto. The Consent from the Agent provided for an extension until May 31, 2014 (or such later date as may be approved by the lenders) for the delivery of the Company’s financial statements and related reports, including the filing of the Company’s annual financial statements with the Securities and Exchange Commission on its Annual Report on Form 10-K for the full fiscal year ending December 31, 2013. In addition, the Consent provided for an extension until June 15, 2014 (or such later date as may be approved by the lenders) for the delivery of the Company’s financial statements and related reports, including the filing of the Company’s quarterly financial statements with the Securities and Exchange Commission on its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. This Consent does not change the provisions of the previous amendments to Credit Agreement that provide that the financial statements of the Company and related reports shall be delivered by the Company to the Agent as soon as the Company files such financial statements with the Securities and Exchange Commission.

The foregoing description of the Consent is not intended to be complete and is qualified in its entirety by reference to the full text of the Consent, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

10.1	Consent dated May 1, 2014 relating to Credit Agreement, dated March 21, 2013, delivered by Comerica Bank, as Agent, and acknowledged and agreed by NeoPhotonics Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2014	NEOPHOTONICS CORPORATION

	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Consent dated May 1, 2014 relating to Credit Agreement, dated March 21, 2013, delivered by Comerica Bank, as Agent, and acknowledged and agreed by NeoPhotonics Corporation.